UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2026
TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 770-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Muskie Expansion

On October 5, 2026, TeraWulf Inc. (“TeraWulf” or the “Company”) issued a press release (the “Press Release”) announcing that its wholly-owned subsidiary, DB Long Hunts Data LLC, entered into amended and restated transmission infrastructure and energy service agreements (the “Amended & Restated KY Power Agreements”) with Kentucky Power Company (“Kentucky Power”), an American Electric Power company. The Amended & Restated KY Power Agreements increase the Company’s contracted power capacity at its Muskie Data Campus (“Muskie”) in eastern Kentucky from 500 megawatts (“MW”) to 1 gigawatt (“GW”). In addition, the Amended & Restated KY Power Agreements move the planned delivery of Muskie’s second 500 MW phase from 2030 to 2029, subject to Kentucky Public Service Commission approval and Kentucky Power’s construction schedule. The first 500 MW phase at Muskie remains targeted to begin ramping in 2028.

The Amended & Restated KY Power Agreements were executed on October 1, 2026.

A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Financing Strategy Update

In connection with the development of its data center campuses, the Company intends to increase the size of its existing senior secured revolving credit facility and is also seeking to raise additional senior secured debt to further support letter of credit needs in connection with the Company’s long-term power development partnerships with utilities. The upsize of the existing revolving credit facility will be subject to customary closing conditions, and there can be no assurance that the Company will obtain any additional financing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 5, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements.
Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its high-performance computing data centers; (2) TeraWulf’s ability to complete its data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with its data centers and TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 5, 2026	TERAWULF INC.

By:	/s/ Kerri M. Langlais
Name:	Kerri M. Langlais
Title:	Chief Strategy Officer